POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Tina C. Benik, Adam Gwaltney and Mary Beth Schneider, acting singly, the undersigned's true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or substantial shareholder of A. T. CROSS Company (the "Company"),  Form 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Act")  and the rules thereunder, and Schedules 13D and any amendments thereto in accordance with Section 13(d) of the Act and the rules thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and any Schedule 13D or amendment  thereto and timely file such document with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood  that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution  or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or Section 13 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, or Schedule 13D or any amendments  thereto, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS  WHEREOF, the undersigned executed as of this 1st day of January, 2013.

/s/ David G. Whalen
______________________________________________
David G. Whalen